Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2023, relating to the consolidated financial statements of SWK Holdings Corporation, which appears in the Annual Report on Form 10-K of SWK Holdings Corporation for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Francisco, California

September 14, 2023